UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 17, 2015
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 NW 14 Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Federated National Insurance Company (“Federated National”), a wholly owned subsidiary of Federated National Holding Company (the “Company”), has entered into a Reimbursement Contract (the “Contract”), with The State Board of Administration of Florida (SBA).  The SBA is the agency that administers the Florida Hurricane Catastrophe Fund (“FHCF”) for the 2015-2016 hurricane season.

The Contract will reimburse Federated National for covered property losses under its homeowners’ insurance policies resulting from hurricanes that cause damage in the State of Florida, through May 31, 2016.

Under this Contract, the FHCF will provide about $591.4 million of aggregate seasonal coverage for covered losses in excess of approximately $222.6 million subject to a 10% Company participation. Federated National’s premium for the FHCF reinsurance coverage will be approximately $40.2 million payable in three installments between August 2015 and December 2015.  The actual attachment point, total coverage and cost may vary significantly as we continue to write new business and will not be finalized until December 31, 2015.

As is common practice within the insurance industry, a portion of the risks insured under our policies are transferred to other companies through the purchase of reinsurance.  The Company routinely purchases reinsurance through excess of loss type treaties from both the FHCF and multiple private reinsurance carriers.  Federated National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2014 are in effect through June 30, 2015.  The Company will be negotiating its new private excess of loss type treaties in the coming months which will afford additional coverage to the Company, in conjunction with the coverage provided by the FHCF, and will have a term of one year beginning July 1, 2015.

The description of the terms of the Contract is qualified in its entirety by reference to the full text of the Reimbursement Contract which is filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.
10.1
Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: February 20, 2015	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1
Reimbursement Contract between Federated National Insurance Company and The State Board of Administration of Florida (SBA) which administers the Florida Hurricane Catastrophe Fund (FHCF), effective June 1, 2015